UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 29, 2010

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31135	04-3209022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.

4222 Emperor Boulevard, Suite 200, Durham, North Carolina	27703-8466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 941-9777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 29, 2010, Benjamin R. Yerxa, Ph.D., resigned as Executive Vice President and Chief, Research and Development of Inspire Pharmaceuticals, Inc. (“Inspire”), effective August 1, 2010. In connection with his resignation, on the same date, Dr. Yerxa and Inspire entered into a Separation of Employment and Consulting Agreement (the “Agreement”), pursuant to which Dr. Yerxa will provide consulting services to Inspire from August 1st through December 31, 2010. Under the terms of the Agreement, Dr. Yerxa will be paid (i) $10,000 per month during the consulting period, and (ii) a severance payment equal to the sum of his current base salary plus the pro-rated amount of his 2010 target bonus under Inspire’s Executive Officer Cash Bonus Plan.

Additionally, the post-termination exercise period for Dr. Yerxa’s outstanding vested stock options granted prior to July 1, 2005 under Inspire’s Amended and Restated 1995 Stock Option Plan with an exercise price of $9.42 or lower shall be extended under the Agreement, to the extent necessary, to permit the exercise of those options through the 90th day following the termination of the consulting period. The terms of Dr. Yerxa’s outstanding vested stock options issued under Inspire’s Amended and Restated 2010 Equity Compensation Plan (which was previously known as the Amended and Restated 2005 Equity Compensation Plan) and those issued on or after July 1, 2005 under Inspire’s Amended and Restated 1995 Stock Option Plan generally already provide for termination on the 90th day following the end of the consulting period.

The Agreement also provides:

•

a mutual general release of all claims and causes of actions between Dr. Yerxa and Inspire and any and all of its affiliates, including officers, directors, shareholders, partners, employees and agents; provided, however, that Dr. Yerxa may still pursue claims relating to: (i) enforcement of his rights (including rights to payment) under the Agreement, and (ii) claim for benefits under any employee benefit plan sponsored by Inspire arising from his participation in such plan; and

•

that during the consulting period, Dr. Yerxa shall not (except with respect to permitted pre-clinical work) engage in or participate in any business that develops, sells, markets, or offers to sell ophthalmic or Cystic Fibrosis products that would directly compete with Inspire’s products and product candidates (including, without limitation, topical ocular antibiotic products, product candidates for dry eye and blepharitis, ion-channel modulators, and agents that hydrate or clear airways) anywhere in the world.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. Capitalized terms used herein without definition have the meanings given such terms in the Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation of Employment and Consulting Agreement dated as of June 29, 2010.

99.1	Press Release, dated July 1, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/s/ Joseph M. Spagnardi
Joseph M. Spagnardi, Senior Vice President, General Counsel and Secretary

Dated: July 1, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation of Employment and Consulting Agreement dated as of June 29, 2010.

99.1	Press Release, dated July 1, 2010